EXHIBIT 10.15

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required.

WARRANT CERTIFICATE
GABRIEL TECHNOLOGIES CORPORATION
INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

1.1 Basic Terms. This certifies that, for value received, the registered owner set forth below, or its registered assigns ("Registered Owner") is entitled, subject to the terms and conditions of this Warrant (this "Warrant"), until the Expiration Date set forth below, to purchase 80,000 shares of the Common Stock, par value $0.001 (the "Common Stock"), of Gabriel Technologies Corporation, a Delaware corporation (the "Company"), from the Company at the Purchase Price shown below, on delivery of this Warrant to the Company with an exercise form, as provided by the Company (an "Exercise Form"), duly executed and payment of the Purchase Price (in cash or by certified or bank cashier's check payable to the order of the Company) for each Warrant Share purchased. The term "Warrant Shares," as used herein, refers to the shares of Common Stock purchasable hereunder.

Registered Owner:	Matt Gohd

Purchase Price:	Fifty Cents ($0.50) a share

Expiration Date:	3:00 p.m. Central Time, December 30, 2009, unless terminated sooner under this Warrant.

1.2 Company's Covenants as to Common Stock. Warrant Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Company shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Purchase Price per share of the Common Stock issuable pursuant to this Warrant. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options, and warrants.

1.3 Method of Exercise; Fractional Shares. Subject to the provisions of this Warrant, this Warrant may be exercised, in whole or in part, at the option of the Registered Owner by (a) surrender of this Warrant to the Company together with a duly executed Exercise Form, and (b) payment of the Purchase Price. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Company shall either (a) pay therefor cash equal to the same fraction of the then current Purchase Price per share or, at its option, (b) issue scrip for the fraction, in registered or bearer form approved by the Board of Directors of the Company, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specked in the scrip. In case of the exercise of this

Warrant for less than all the shares available for purchase, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

1.4 Adjustment of Shares Available for Purchase. The number of shares available for purchase hereunder and the Purchase Price per share are subject to adjustment from time to time by the Company as specified in this Warrant.

1.5 Limited Rights of Owner. This Warrant does not entitle the Registered Owner to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the Warrant Shares available for purchase hereunder until and except to the extent that this Warrant is exercised.

1.6 Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Registered Owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares available for purchase hereunder in denominations designated by the Registered Owner at the time of surrender.

1.7Transfer. Except as otherwise above provided, this Warrant is transferable only on the books of the Company by the Registered Owner or by its attorney, on surrender of this Warrant, properly endorsed, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 1.14.

1.8 Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Registered Owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

1.9 Effect of Stock Split, Etc. If the Company, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

(a)  the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

(b)  the Purchase Price and the number of shares available for purchase under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Purchase Price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares available for purchase as the Purchase Price per share and the number of shares available for purchase were expressed in the Warrants when initially issued.

1.10 Effect of Merger, Etc. If the Company consolidates with or merges into another corporation, the Registered Owner shall thereafter be entitled on exercise of this Warrant to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Purchase Price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

1.11 Notice of Adjustment. On the happening of an event requiring an adjustment of the Purchase Price or the shares available for purchase hereunder, the Company shall forthwith give written notice to the Registered Owner stating the adjusted Purchase Price and the adjusted number and kind of securities or other property available for purchase hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

1.12 Notice and Effect of Dissolution. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger covered by Section 1.10 above) is at any time proposed, the Company shall give at least a 30 day written notice to the Registered Owner. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

1.13 Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the Registered Owner at the address of the Owner appearing in the records of the Company. No notice to the Registered Owner is required except as specified herein.

1.14 Warrant is Restricted: Exercise or Transfer Without Registration. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 (the "Act"); and are "Restricted Securities" as that term is defined in Rule 144 under the Act. The Warrants and the Warrant Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (a) that the Registered Owner furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, and (b) that the Registered Owner execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

1.15 Underwriting Requirements. In connection with any underwritten public offering, the Company shall not be required to include any of the shares underlying the Warrants in such underwriting unless the Registered Owner accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

1.16 Cashless Exercise. Notwithstanding anything to the contrary herein, the Warrants shall be eligible for "cashless exercise" if and only if:

(a)  There is no effective registration statement in place with the Securities and Exchange Commission covering the Common Stock underlying the Warrants and the Common Stock has traded over $2.00 per share for five consecutive days; or

(b)  Any partially- or wholly-owned subsidiary of the Company is sold or receives a cash payment exceeding $10,000,000 for either a license fee or dispute resolution.

If a cashless exercise is permitted under this section, the Registered Owner may elect, in lieu of payment of the Purchase Price in cash, to convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (i) (A) the aggregate Market Value of the Warrant Shares or other securities otherwise issuable upon exercise of this Warrant minus (B) the aggregate Purchase Price of such Warrant Shares, by (ii) the Market Value of one Warrant Share. "Market Value" as of any date, means (x) the average of the last reported sale prices on the principal trading market for the Common Stock for the five trading days immediately preceding the date of any such determination, or (y) if market value cannot be calculated as of such date on the foregoing basis, Market Value shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. For example, if a cashless exercise were permitted, the Market Value on the date of exercise was $3.00 per share, and the entire Warrant was being exercised on such date, the Registered Owner could elect to exercise this Warrant for 53,333 shares of Common Stock on a cashless basis [((80,000 x $3.00) - (80,000 x $1.00)), divided by $3.00 = 53,333 shares]. The manner of determining the Market Value of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

1.17 Governing Law. THIS WARRANT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

1.18 Amendments. This Warrant and any provision it may only be amended by an instrument signed by the Company and the holder.

1.19 Severability and Savings Clause. If any one or more of the provisions contained in this Warrant is for any reason (a) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, "Governmental Authority"), or (b) held to be invalid, illegal or unenforceable in any respect, the Company and the holder agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of Company and the holder that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Warrant ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on the holder and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions of this Warrant will not affect the validity and enforceability of any other provisions of this Warrant.

Dated this 24th day of April, 2007.

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ T.J. O’Brien
Name: T.J. O’Brien
Its: Acting COO